Exhibit 99.1

Xynomic Filed Fast-Track Designation Application for Follicular Lymphoma Treatment with the U.S. FDA

RALEIGH, N.C. and SHANGHAI, August 1, 2019 (GLOBE NEWSWIRE) —  Xynomic Pharmaceuticals Holdings, Inc. (“Xynomic”, stock ticker: XYNO), a clinical stage U.S.-China oncology drug development company, announced that it has filed an application with the U.S. Food and Drug Administration (“U.S. FDA”) seeking Fast-Track designation for its drug candidate abexinostat as a monotherapy for the treatment of relapsed or refractory follicular lymphoma (“r/r FL”).

Fast-Track designation is designed to aid in the development and expedite the review of drug candidates, which show promise in treating a serious or life-threatening disease, and address an unmet medical need. A drug candidate that receives Fast-Track designation is eligible for more frequent meetings and correspondences with the U.S. FDA and potential accelerated or priority review and more. The U.S. FDA will review the request and attempt to make a decision within 60 days.

According to Cancer.net, follicular lymphoma is the second most common form of lymphoma in the U.S. and Europe. Xynomic is conducting a Phase 2 trial to test abexinostat as a single agent in patients with r/r FL. Designed as a single arm trial, this trial will enroll approximately 120 patients in the U.S. and Europe who have undergone at least three lines of therapy to test abexinostat as a fourth line monotherapy.

The U.S. FDA has already granted Fast-Track designation to abexinostat, in combination with pazopanib, as a first- or second-line treatment of renal cell carcinoma (“RCC”). A global, randomized pivotal Phase 3 trial is underway to test abexinostat combined with pazopanib as a first- or second-line therapy in patients with locally advanced or metastatic RCC.

About Xynomic Pharmaceuticals Holdings, Inc.
Xynomic Pharmaceuticals Holdings, Inc. is a clinical stage oncology-focused biopharmaceutical company. Its current pipeline mainly consists of 3 drug candidates; Xynomic owns global exclusive development, manufacturing and commercialization rights to each of these. Its lead drug candidate abexinostat is in global potentially pivotal clinical trials against renal cell carcinoma (in combination with pazopanib) and non-Hodgkin’s lymphoma (as a single agent). Xynomic’s XP-105 (BI 860585) is a Phase 2 ready, ATP-competitive mTORC1/2 inhibitor against solid tumors. Xynomic’s XP-102 (BI 882370) is a Phase 1 ready pan-RAF inhibitor.

Use of Forward-Looking Statements

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Xynomic has based these forward-looking statements largely on its current expectations and projections about future events and trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks related Xynomic’s financial position and need for additional capital to complete the planned trials and support its continuing operation, risks related to uncertainty in maintaining and obtaining regulatory approval and ultimately commercialize its drug candidates or delays in doing so; and the risks more fully described in Xynomic’s filings that Xynomic may make with the SEC in the future.  Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Investor Relations, Media, and Business Development Contact:
angela.feng@xynomicpharma.com